SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )
Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

Noven Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

April 10, 2006
Dear Stockholder:
     The 2006 Annual Meeting of Stockholders of Noven Pharmaceuticals, Inc. will convene at 10:00 a.m. on Tuesday, May 23, 2006. The meeting will be held at Noven’s facilities located at 13800 S.W. 119 Ave., Miami, FL 33186. Details regarding the business to be conducted at the meeting are described in the accompanying Notice of Annual Meeting and Proxy Statement.
     Your vote on these matters is important. Whether or not you plan to attend the meeting, I hope you will vote as soon as possible. Most of you may now vote your shares over the Internet, as well as by telephone or by mailing a traditional proxy card. Voting over the Internet, by telephone or by written proxy will assure that your shares are voted if you do not attend in person. Please review the instructions on the proxy card regarding each of these voting options.
     We hope you will participate in your Annual Meeting, if not in person, then by proxy. If you are able to attend, the Board of Directors, as well as the executive officers of Noven, look forward to seeing you there. We appreciate your continued support.
Sincerely yours,
ROBERT C. STRAUSS
President, Chief Executive Officer
& Chairman of the Board

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
PROPOSAL 1 — ELECTION OF DIRECTORS
Summary Compensation Table
Option Grants In Last Fiscal Year
Aggregated Option Exercises In Last Fiscal Year And Fiscal Year End Option Values
PROPOSAL 2 — RATIFICATION AND APPROVAL OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
DELIVERY OF VOTING MATERIALS
ADDITIONAL QUESTIONS AND INFORMATION REGARDING THE ANNUAL MEETING AND STOCKHOLDER PROPOSALS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME	10:00 a.m. on Tuesday, May 23, 2006

PLACE	13800 S.W. 119 Ave.
Miami, Florida 33186

ITEMS OF BUSINESS	1. To elect seven members to the Board of Directors.

2. To ratify the appointment of Deloitte & Touche LLP as Noven’s independent registered public accounting firm.

3. To transact such other business as may properly come before the meeting and any adjournment thereof.

RECORD DATE	You are entitled to vote if you were a Noven stockholder at the close of business on March 27, 2006.

ANNUAL REPORT	Noven’s 2005 Annual Report, which is not a part of the proxy soliciting material, is enclosed.

PROXY VOTING
It is important that your shares be represented and voted at the meeting. You can vote your shares by one of the following methods: vote over the Internet or by telephone using the instructions on the enclosed proxy card (if these options are available to you), or mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope furnished for that purpose. Any proxy may be revoked in the manner described in the accompanying Proxy Statement at any time prior to its exercise at the meeting.

Jeff Mihm
Vice President, General Counsel &
Corporate Secretary
This Proxy Statement and accompanying proxy card are being distributed on or about April 19, 2006.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE ANNUAL MEETING

Q:	Why am I receiving these materials?

A:
The Board of Directors (the “Board”) of Noven Pharmaceuticals, Inc. (“Noven”) is providing these proxy materials to solicit your proxy in connection with Noven’s annual meeting of stockholders, which will take place on May 23, 2006. You are invited to attend the meeting and are requested to vote on the proposals described in this Proxy Statement.

Q:	What information is contained in these materials?

A:
The information included in this Proxy Statement relates to the proposals to be voted on at the meeting, the voting process, the compensation of directors and Noven’s most highly paid officers, and other required information. We are also sending Noven’s 2005 Annual Report with these materials, but it does not constitute part of our proxy soliciting material.

Q:	What proposals will be voted on at the meeting?

A:	There are two proposals scheduled to be voted on at the meeting:

• Election of seven directors; and

• Ratification of the appointment of Deloitte & Touche LLP as Noven’s registered public accounting firm.

We will also consider and vote upon any other proposal properly brought before the meeting and any adjournment thereof.

Q:	What are the Board’s voting recommendations?

A:	The Board recommends that you vote your shares:

• “For” each of the nominees named herein to the Board; and

• “For” the ratification of the appointment of Deloitte & Touche LLP.

Q:	What shares can I vote?

A:
You may vote all shares that you owned as of March 27, 2006, which is the record date. These shares include (1) those held directly in your name as the stockholder of record and (2) those held for you as the beneficial owner through a stockbroker, bank or other nominee.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
Most Noven stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with Noven’s Transfer Agent, American Stock Transfer and Trust Company, you are considered, with respect to those shares, the stockholder of record and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to grant your proxy directly to Noven or to vote in person at the meeting. Noven has enclosed a proxy card for you to use.

Beneficial Owner

If you hold shares in a stock brokerage account or through a bank or other nominee, you are considered the beneficial owner of shares held in street name and your broker or nominee is forwarding these proxy materials to you. Your broker or nominee is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote, but since you are not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. As a beneficial owner, you are, however, welcome to attend the meeting. Your broker or nominee has enclosed a voting instruction card for you to use.

Q:	How can I vote my shares in person at the meeting?

A:
You may vote shares you hold directly in your name as the stockholder of record in person at the annual meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification.

Even if you plan to attend the annual meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the meeting.

Q:	How can I vote my shares without attending the meeting?

A:
Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the meeting. If you hold your shares directly, you may vote by granting a proxy. If you hold your shares in street name, you may submit voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail.

Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee.

By Internet—If this option is available to you, you may submit your proxy via the Internet from any location in the world by following the “Vote by Internet” instructions on the proxy card.

By Telephone—If you live in the United States or Canada and this option is available to you, you may submit your proxy by following the “Vote by Phone” instructions on the proxy card.

By Mail—You may do this by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee and mailing it in the enclosed, postage prepaid and addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described below in “How are votes counted?” If you vote by telephone or via the Internet, you do not need to return your proxy card.

Q:	May I change my vote?

A:
Yes, you may change your proxy instructions at any time prior to the vote at the annual meeting. If you voted by mail, you must (1) file with Noven’s Corporate Secretary a written notice of revocation or (2) timely deliver a valid, later-dated proxy. If you voted by telephone or via the Internet, you may change your vote with a later telephone or Internet vote, but you must submit your later vote using the same system (telephone or Internet) as you used to submit the vote you wish to change. For shares you own beneficially, you may change your vote by submitting new voting instructions to your broker or nominee. Your attendance at the meeting will not revoke your previously granted proxy unless you give written notice of revocation to Noven’s Corporate Secretary before the vote at the meeting or you vote by written ballot at the meeting.

Q:	How are votes counted?

A:
In the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. For the ratification of the appointment of Deloitte & Touche LLP, you may vote “FOR”, “AGAINST” or “ABSTAIN”. If you “ABSTAIN”, it has the same effect as a vote “AGAINST”. If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board.

Q:	What is the voting requirement to approve each of the proposals?

A:
In the election of directors, each director requires the affirmative “FOR” vote of a plurality of those shares represented, in person or by proxy, and entitled to vote at the meeting. The ratification of the appointment of Deloitte & Touche LLP require the affirmative “FOR” vote of a majority of those shares represented, in person or by proxy, and entitled to vote at the meeting. If you are a beneficial owner and do not provide the stockholder of record with voting instructions, your shares may constitute broker non-votes, as described in “What is the quorum requirement for the meeting?” on page 29. In tabulating the voting result for any particular proposal, shares which constitute broker non-votes are not considered represented at the meeting.

Q:	What does it mean if I receive more than one proxy or voting instruction card?

A:	It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:	Where can I find the voting results of the meeting?

A:	We will announce preliminary voting results at the meeting and publish final results in Noven’s quarterly report on Form 10-Q for the second quarter of 2006.

Additional Q&A information regarding the annual meeting and stockholder proposals may be found on pages 29 and 30.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth, as of March 1, 2006, information with respect to:
•	each person known to us to be the beneficial owner of more than 5% of Noven’s common stock;

•	beneficial ownership by all of Noven’s directors and executive officers named in the Summary Compensation Table on page 15 (the “Named Officers”); and

•	beneficial ownership by all of Noven’s current directors and executive officers as a group.
     The number of shares beneficially owned by each entity, person, director, director nominee or executive officer is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares with respect to which the person has the right to acquire sole or shared voting or investment power on or before May 1, 2006 (60 days after March 1, 2006) through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table.

	Number of Shares		Percentage
Name	Owned (1)	Right to Acquire (2)	of Total (3)
T. Rowe Price Associates, Inc.(4)	1,784,653	0	7.5%
100 E. Pratt Street
Baltimore, MD 21202

West Coast Asset Management, Inc.(5)	1,507,361	0	6.4%
2151 Alessandro Dr., Suite 100
Ventura, CA 93001

O.S.S. Capital Management LP(6)	1,386,100	0	5.9%
598 Madison Avenue
New York, NY 10022

Barclays Global Investors, NA(7)	1,226,387	0	5.2%
45 Fremont Street
San Francisco, CA 94105

The PNC Financial Services Group, Inc.(8)	1,203,104	0	5.1%
One PNC Plaza
249 Fifth Avenue
Pittsburgh, PA 15222

Morgan Stanley(9)	1,200,000	0	5.1%
1585 Broadway
New York, NY 10036

	Number of Shares		Percentage
Name	Owned (1)	Right to Acquire (2)	of Total (3)
All Directors and Named Officers:
Eduardo G. Abrao, M.D.	0	76,666	*

Diane M. Barrett	0	194,000	*

Sidney Braginsky	7,094	37,500	*

John G. Clarkson, M.D.	328	15,000	*

Donald A. Denkhaus	400	30,000	*

Jeffrey F. Eisenberg	3,400	221,600	*

Pedro P. Granadillo	158	22,500	*

Juan A. Mantelle	21,846	165,406	*

Robert G. Savage	400	30,000	*

Robert C. Strauss	171,349	484,500	2.7%

Wayne P. Yetter	1,094	40,000	*

All Directors and Executive Officers as a Group (12 persons)	208,581	1,479,424	6.7%

*	signifies less than 1%

(1)	Excludes shares of Noven’s common stock that may be acquired through stock option exercises.

(2)	Represents shares of Noven’s common stock that may be acquired through stock options exercisable on or before May 1, 2006.

(3)	Based on 23,665,011 shares outstanding at March 1, 2006. In calculating the percentage of ownership, all shares of Common Stock of which the identified person or group has the right to acquire beneficial ownership on or before May 1, 2006 are deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by that person or group. These shares are not, however, deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by any other person or group.

(4)	Based on Schedule 13G filed on February 14, 2006 with the Securities and Exchange Commission. T. Rowe Price Associates, Inc. has advised that these securities are owned by various individual and institutional investors, for whom T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(5)	Based on Schedule 13G filed on or about February 16, 2006 with the Securities and Exchange Commission.

(6)	Based on Schedule 13G filed on or about February 14, 2006 with the Securities and Exchange Commission.

(7)	Based on Schedule 13G filed on or about January 26, 2006 with the Securities and Exchange Commission.

(8)	Based on Schedule 13G filed on or about February 14, 2006 with the Securities and Exchange Commission.

(9)	Based on Schedule 13G filed on or about February 15, 2006 with the Securities and Exchange Commission.
PROPOSAL 1 — ELECTION OF DIRECTORS
     The seven persons named below were designated by the Board as nominees for election as directors. All of the nominees have served as directors since the last annual meeting. Information regarding the business experience of each nominee and their service on boards of directors of public companies is provided below. All directors are elected annually to serve until the next annual meeting and until their respective successors are elected.
     The Board recommends a vote FOR the election to the Board of each of the following nominees.

Sidney Braginsky Director since 1992 Age 68
Mr. Braginsky is President and Chief Executive Officer of Atropos Technology Inc. (consulting and venture capital) and Chairman of Digilab LLC (molecular spectroscopy). From 1970 through 1999, Mr. Braginsky served Olympus America, Inc. in a variety of roles, most recently as President and Chief Operating Officer. Mr. Braginsky serves on the board of directors of Response Biomedical Corp. (medical diagnostic), Mediscience (optical biopsy development) and Diomed Holdings (laser technology).

John G. Clarkson, M.D. Director since 2000 Age 63
Dr. Clarkson is the Executive Director of the American Board of Ophthalmology and the Dean Emeritus and Professor of Ophthalmology, Miller School of Medicine at the University of Miami. From 1995 to 2006, he served as Professor and Senior Vice President for Medical Affairs and Dean, University of Miami School of Medicine. Dr. Clarkson serves on the Board of Governors of the UMHC/Sylvester Cancer Center and Anne Bates Leach Eye Hospital and on the board of directors of the Jackson Memorial Hospital/Public Health Trust.

Donald A. Denkhaus Director since 2004 Age 60
Mr. Denkhaus has, since January 2004, served as the executive chairman of TM Systems, LLC (international language services and software). Since 2005, he has also served as President and Chief Executive Officer of Integrity Risk Advisors (consulting). Mr. Denkhaus was a partner with Arthur Andersen LLP from 1980 to 2002 and served as Arthur Andersen’s audit practice director responsible for Florida and Puerto Rico from 1999 to 2002. For a one-year period in 2002 and 2003, Mr. Denkhaus was employed as a principal with Ernst & Young LLP where he provided audit services and assisted in the transition of Arthur Andersen audit clients and personnel to Ernst & Young.

Pedro P. Granadillo Director since 2004 Age 58
Mr. Granadillo was employed by Eli Lilly and Company (pharmaceuticals) from 1970 until 2004. From 1998 to 2004, he served as Eli Lilly’s Senior Vice President overseeing manufacturing, quality and human resources and from 1993 to 1998, he served as Vice President of Human Resources. Mr. Granadillo serves on the board of directors of First Indiana Corporation (banking), First Indiana Bank, N.A. (banking) and Haemonetics Corporation (medical devices).

Robert G. Savage Director since 2004 Age 52
Mr. Savage is the President of Strategic Imagery LLC (pharmaceutical consulting). He served as Group Vice President and President – General Therapeutics & Inflammation Business of Pharmacia Corporation from 2002 until its acquisition by Pfizer, Inc. in 2003. From 1996 through 2001, Mr. Savage served Johnson & Johnson in a variety of roles, most recently as Chairman of Johnson & Johnson’s Pharmaceutical Group. From 1985 to 1996, he served Roche Holding AG in a variety of marketing, business development and operations positions, most recently as Vice President – Marketing, Hoffmann-La Roche, Inc. Mr. Savage serves as the non-executive chairman of EpiCept Corporation (pharmaceuticals) and on the board of directors of The Medicines Company, Inc. (pharmaceuticals).

Robert C. Strauss Director since 1997 Age 64
Mr. Strauss has been President, Chief Executive Officer & Chairman of the Board of Noven since June 2001. From December 1997 through September 2000, he served as President & Chief Executive Officer and as a Director of Noven, and from September 2000 to June 2001, he served as Co-Chairman of Noven. From March 1997 to July 1997, he served as President and Chief Operating Officer and a Director of IVAX Corporation (pharmaceuticals). From 1983 to 1997, he served in various executive positions with Cordis Corporation, most recently as its Chairman of the Board, President and Chief Executive Officer.

Wayne P. Yetter Director since 2001 Age 60
Mr. Yetter has been Chief Executive Officer of Verispan LLC (health care information) since September 2005. From November 2004 to September 2005, he served as the Chief Executive Officer of Odyssey Pharmaceuticals, Inc., the specialty pharmaceutical division of Pliva d.d. From 2003 to 2005, he served on the Advisory Board of Alterity Partners (mergers and acquisition advisory firm). From September 2000 to June 2003, Mr. Yetter served as Chairman and Chief Executive Officer of Synavant Inc. (pharmaceutical marketing/technology services). From 1999 to 2000, Mr. Yetter served as Chief Operating Officer at IMS Health, Inc. (information services for the health care industry). From 1997 to 1999, he served as President and Chief Executive Officer of Novartis Pharmaceuticals Corporation (pharmaceuticals). From 1991 to 1994, Mr. Yetter served as General Manager and then President of Astra Merck, a division of Merck & Co. From 1994 to 1997, he served as President and Chief Executive Officer of Astra Merck, Inc. (pharmaceuticals). Mr. Yetter serves on the board of directors of Matria Healthcare, Inc. (disease management) and EpiCept Corporation (pharmaceuticals).

Governance of the Company
     Pursuant to Noven’s By-Laws and Delaware General Corporation Law, Noven’s business, property and affairs are managed under the direction of the Board. Members of the Board are kept informed of Noven’s business through discussions with the Chief Executive Officer and other senior officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees.
     The Board has adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees. The Board has also adopted Corporate Governance Guidelines which, in conjunction with Noven’s Certificate of Incorporation, By-Laws, committee charters and the Code of Business Conduct and Ethics, form the framework for the governance of Noven. Noven’s Corporate Governance Guidelines and the Code of Business Conduct and Ethics are posted in the “Investor Relations-Governance” section of our company website: http://www.noven.com. If, in the future, we should amend our Code of Business Conduct and Ethics or grant a waiver to our Chief Executive Officer, Chief Financial Officer or principal accounting officer with respect to our Code of Business Conduct and Ethics, then we will post the amendment or a description of the waiver in the “Investor Relations-Governance” section of our company website.
     Noven’s Corporate Governance Guidelines provide that the Board should have a significant majority of independent directors and that the expectation of the Board is that the number of employee directors should not exceed two. The Board has determined that all of the directors, other than Mr. Strauss, are “independent” as such term is defined by the applicable listing standards of the Nasdaq Stock Market. The Board based this determination primarily on a review of the responses of the directors to questions regarding their employment, affiliations and family and other relationships.

     In accordance with Noven’s Corporate Governance Guidelines, the Chairman of the Nominating and Corporate Governance Committee (Mr. Yetter) has been appointed as the lead independent director. As the lead independent director, Mr. Yetter presides at executive sessions of the independent directors, which are held at each regularly scheduled meeting of the Board. The lead independent director is also responsible for coordinating the activities of the other independent directors.
     The Board held ten meetings in 2005, and each director who served as a director during 2005 attended more than 75% of the meetings of the Board and the Committees on which he served. We typically schedule a Board meeting in conjunction with our annual meeting and expect that our directors will attend, absent a valid reason, such as a schedule conflict. Last year, six of the seven individuals then serving as directors attended our annual meeting.
     The Board has three standing committees: (1) Nominating and Corporate Governance, (2) Audit and (3) Compensation. The Board has adopted a written charter for each of the three committees. The committee charters are posted in the “Investor Relations-Governance” section of our company website: http://www.noven.com. Under these charters, each of the standing committees has the authority to retain and pay the fees of any advisor it deems necessary to carry out its duties.
Nominating and Corporate Governance Committee
     The Nominating and Corporate Governance Committee provides assistance to the Board in identifying, screening and recommending candidates to serve as directors of Noven. The Committee also oversees matters of corporate governance and provides advice to the Board with respect to Board organization, membership and function.
     The Nominating and Corporate Governance Committee is responsible for proposing to the Board nominees for election or re-election to the Board, based upon recommendations from the Chairman, the Chief Executive Officer, other Board members, and Noven stockholders. Recommendations from stockholders should be submitted to Noven in accordance with the procedures set forth in the additional Q&A information on pages 29 and 30. The Nominating and Corporate Governance Committee is empowered to engage third-party executive search firms to assist it in identifying candidates.
     Board candidates are considered by the Nominating and Corporate Governance Committee on a case-by-case basis using various criteria, such as a candidate’s business and industry experience, personal and professional reputation, professional skill, status as an “independent” director, financial expertise and the current composition of the Board. There are no minimum criteria for nomination to the Board. After completing this review of the candidate and conducting in-person or telephone interviews, the Nominating and Corporate Governance Committee recommends which candidate or candidates should be nominated for election to the Board. As a general matter, the Nominating and Corporate Governance Committee believes that the continuing services of qualified incumbents promotes stability and continuity in the Board, contributing to the Board’s ability to work as a collective body, while giving Noven the benefit of the familiarity and insight into the Company’s affairs that its directors have accumulated during their tenure.
     In addition to identifying, screening and recommending qualified candidates to serve as directors, the Nominating and Corporate Governance Committee:
•	reviews potential conflicts of interest involving prospective Board members;

•	annually reviews and makes recommendations to the Board concerning the Corporate Governance Guidelines;

•	reviews the composition of the Board and the skills and experience of its members;

•	studies and makes recommendations to the Board concerning the size, composition, compensation and functioning of the Board; and

•	reviews and makes recommendations to the Board regarding the composition and responsibilities of Board Committees.
     All of the members of the Nominating and Corporate Governance Committee are “independent” as such term is defined by the applicable listing standards of the Nasdaq Stock Market.

Members: Mr. Yetter (Chairperson) and Dr. Clarkson Meetings held last year: 3
Audit Committee
     The primary responsibility of the Audit Committee is to oversee Noven’s financial reporting processes on behalf of the Board and the stockholders and to report the results of its activities to the Board. The Committee:
•	is directly responsible for the appointment and termination (subject, if applicable, to stockholder ratification), compensation, and oversight of the work of the independent registered public accounting firm;

•	oversees the resolution of disagreements between management and the independent registered public accounting firm in the event that they arise, including resolution of disagreements between management and the auditor regarding financial reporting;

•	reviews with the individual responsible, if any, for the internal audit function, the independent registered public accounting firm and management of Noven the scope of their proposed audits for the current year and the proposed audit procedures to be utilized;

•	reviews and pre-approves both audit and permissible non-audit services provided by the independent registered public accounting firm and their possible impact on that firm’s independence;

•	reviews and discusses with the independent registered public accounting firm any relationships between the auditor and Noven that may impact that firm’s independence;

•	reviews and advises the Board on the selection, performance, compensation and removal of the individual, if any, responsible for Noven’s internal audit function, and the activities, organizational structure, and qualifications of the individuals involved in the internal audit function;

•	reviews and discusses with management and the independent registered public accounting firm the financial statements of Noven to be included in its periodic filings with the Securities and Exchange Commission and other relevant reports (such as reports of internal controls over financial reporting) or financial information submitted by Noven to any governmental body, or the public;

•	discusses with management and the independent registered public accounting firm the quality, not just acceptability, of the accounting principles (including accounting policies that may be viewed as critical), and the reasonableness of significant judgments, and reviews and considers with the independent registered public accounting firm the matters required to be discussed by Statement of Auditing Standards No. 61, Communication With Audit Committees, as amended by SASs 89 and 90 and Rule 2-07 of Regulation S-X;

•	discusses with management and the independent registered public accounting firm Noven’s critical accounting policies and confers with management and the independent registered public accounting firm on significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects on the financial statements of alternative methods permitted by generally accepted accounting principles;

•	discusses with management and the independent registered public accounting firm as appropriate the integrity of Noven’s financial reporting processes and the quality and adequacy of Noven’s internal controls and disclosure controls, including Noven’s systems to monitor and manage business risk;

•	reviews management’s assertion on its assessment of the effectiveness of internal controls over financial reporting as of the end of the most recent calendar year and the independent registered public accounting firm’s report on and attestation of management’s assertions, as well as all material issues raised by management’s assessment of internal controls over financial reporting;

•	meets with the independent registered public accounting firm outside the presence of management, and discusses the independent registered public accounting firm’s evaluation of Noven’s financial and accounting personnel and the cooperation that the independent registered public accounting firm received during the course of the audit;

•	reviews and, if appropriate, approves “related party transactions”;

•	establishes procedures for the receipt, retention and treatment of complaints regarding Noven’s accounting, internal accounting controls, or auditing matters; and

•	sets hiring policies for current or former partners, principals, or professional employees of the independent registered public accounting firm.
     While the Audit Committee has the powers and responsibilities set forth in its charter, it is not the responsibility of the Audit Committee to plan or conduct audits or to determine that Noven’s financial statements are complete and accurate or are in compliance with generally accepted accounting principles. Management is responsible for the preparation, presentation, and integrity of Noven’s financial statements, while the independent registered accounting firm is responsible for auditing such statements. All of the members of the Audit Committee are “independent” as such term is defined by the applicable listing standards of the Nasdaq Stock Market and Section 10A(m)(3) of the Securities Exchange Act of 1934. Noven has identified Donald A. Denkhaus as an “audit committee financial expert” as that term is defined in applicable regulations of the Securities and Exchange Commission.

Members: Messrs. Denkhaus (Chairperson), Braginsky and Granadillo Meetings held last year: 8
Compensation Committee
     The Compensation Committee provides assistance to the Board in fulfilling its responsibility to oversee and participate in the creation and administration of Noven’s executive compensation programs and practices. The Committee:
•	reviews and determines the annual salary, bonus, equity compensation and other benefits of the executive officers of Noven;

•	reviews, approves and, if appropriate, negotiates all employment, termination and other compensation-related agreements with the executive officers of Noven;

•	reviews the operation of Noven’s executive compensation programs and establishes and reviews policies for their administration; and

•	administers Noven’s equity compensation plans including approving grants of equity compensation under Noven’s 1999 Long-Term Incentive Plan.
     All of the members of the Compensation Committee are “independent” within the meaning of the applicable listing standards of the Nasdaq Stock Market.

Members: Dr. Clarkson (Chairperson), Messrs. Granadillo and Savage Meetings held last year: 7

Stockholder Communication with Directors
     As specified in our Corporate Governance Guidelines, Noven stockholders who want to communicate with the Board or any individual Director may write to:

Noven Pharmaceuticals, Inc. 11960 SW 144th Street Miami, Florida 33186 Attn: General Counsel
     The letter should include a statement indicating that the sender is a Noven stockholder. The General Counsel will review all stockholder letters to the Board and depending on the subject matter will:
•	Regularly forward any letter that deals with the function of the Board or committees of the Board (or is otherwise appropriate for Board attention) to the director or directors to whom it is addressed;

•	Attempt to handle the inquiry directly if it relates to routine or ministerial matters, including requests for information about Noven and stock-related matters; or

•	Not forward the letter if it relates to an improper or irrelevant topic.
     The General Counsel or another member of management will, at each meeting of the Board, present a summary of all letters received since the last meeting that were not forwarded to the Board and will make those letters available to the Board upon request.
Director Compensation
     The following table provides information on Noven’s compensation and reimbursement practices for non-employee directors. Directors who are employed by Noven do not receive any additional compensation for their Board activities.

Annual Director Retainer	$20,000	(cash)

Board Meeting Attendance Fees (per meeting)	$1,500	(in person)
	$750	(by telephone)

Committee Meeting Attendance Fees (per meeting)	$1,500	(in person)
	$750	(by telephone)

Additional Retainer for Audit Committee Chair	$10,000

Additional Retainer for Other Committee Chair	$5,000

Restricted Stock granted upon Election to Board	$150,000	(1)

Restricted Stock granted (upon re-election at annual meeting)	$100,000	(1)

Reimbursement for Expenses Attendant to Board Membership	Yes

(1)	Commencing in May 2006, Noven intends to grant restricted stock to non-employee directors in lieu of the stock options that were previously granted to these directors. Noven expects that non-employee directors will be granted restricted stock valued at $150,000 upon election to the Board and will then receive annual grants of restricted stock valued at $100,000 upon re-election to the Board at Noven’s annual meeting, but the Board may increase or decrease the value of the awards from time to time based on such factors as the Board deems relevant. The number of shares of particular stock granted will be determined based on the market price of Noven’s common stock on the date of grant. The restricted stock awards will vest over a one-year period in four quarterly installments.

Executive Compensation
     The following table discloses compensation received by Noven’s Chief Executive Officer and its four other most highly paid executive officers for the fiscal year ended December 31, 2005, as well as their compensation for each of the fiscal years ended December 31, 2004 and December 31, 2003.
Summary Compensation Table

				Long Term
				Compensation
	Annual Compensation(1)			Awards
				Number of
				Securities	All Other
				Underlying	Compensation
Name and Principal Position	Year	Salary(2)	Bonus(3)	Options	(4) (5) (6)
Robert C. Strauss	2005	$575,336	$420,807	107,407	$3,150
President, Chief Executive	2004	553,600	461,673	100,000	3,275
Officer & Chairman	2003	531,822	388,087	100,000	3,014

Jeffrey F. Eisenberg	2005	287,066	162,545	30,864	6,300
Senior Vice President —	2004	259,200	160,574	50,000	6,150
Strategic Alliances	2003	232,971	133,695	60,000	5,950

Eduardo G. Abrao, M.D.	2005	270,667	147,136	30,864	6,300
Vice President & Chief	2004	260,533	161,424	50,000	6,150
Medical Officer (5)	2003	122,323	46,287	66,667	126,675

Juan A. Mantelle	2005	264,890	143,909	30,864	6,300
Vice President & Chief	2004	254,503	157,581	50,000	6,150
Technical Officer	2003	239,272	182,210	50,000	6,000

Diane M. Barrett	2005	240,786	139,615	30,864	35,179
Vice President & Chief	2004	227,700	140,503	50,000	6,150
Financial Officer (6)	2003	208,130	116,983	60,000	6,000

(1)	In addition to salary and bonus amounts, Noven’s executive officers, including those listed in this table, are eligible for certain perquisites. These perquisites consist primarily of airline club membership, financial planning services, executive physical examinations, and communication equipment and related usage fees. The value of these perquisites in 2005 and 2004 (based on their incremental cost to Noven) were:

Name	2005	2004
R. Strauss	$9,671	$4,522
E. Abrao	7,390	3,310
J. Eisenberg	7,022	3,272
J. Mantelle	2,673	2,338
D. Barrett	6,934	1,640
(2)	Includes a non-accountable auto allowance of $10,200 for Mr. Strauss and $7,200 for other executives listed in the table.

(3)	Represents payments made under Noven’s performance-based Annual Incentive Plan. For the target percentages and additional information regarding this plan, see “Compensation Committee Report on Executive Compensation.”

(4)	Represents matching contributions made by Noven under its Employee Savings Plan (the “401(k) Plan”), a plan providing for broad-based employee participation.

(5)	Dr. Abrao joined Noven in September 2003. Amounts reported in “All Other Compensation” for 2003 represent relocation costs, including $109,848 related to the sale of Dr. Abrao’s former residence and $13,254 for temporary living facilities.

(6)	Amounts reported in “All Other Compensation” for Ms. Barrett include a payment of $28,879 for relocation expenses that was due to her under the terms of her offer letter when she joined Noven in 2000.
Option Grants In Last Fiscal Year
     The following table provides information on stock option grants in 2005 to the executive officers named in the Summary Compensation Table.

					Potential Realizable Value
		% of Total			at Assumed Annual Rates of
		Options			Stock Price Appreciation
		Granted to	Exercise		for Option Term
	Options	Employees	or Base	Expiration
Name	Granted	in 2005	Price	Date	5%	10%
Robert C. Strauss	107,407	19.83%	$13.68	11/14/2012	$598,164	$1,393,976
Jeffrey F. Eisenberg	30,864	5.70%	13.68	11/14/2012	171,886	400,567
Eduardo G. Abrao, M.D.	30,864	5.70%	13.68	11/14/2012	171,886	400,567
Juan A. Mantelle	30,864	5.70%	13.68	11/14/2012	171,886	400,567
Diane M. Barrett	30,864	5.70%	13.68	11/14/2012	171,886	400,567
Aggregated Option Exercises In Last Fiscal Year And Fiscal Year End Option Values
     The following table sets forth certain information with respect to outstanding stock options held at year end or exercised in 2005 by the executive officers named in the Summary Compensation Table.

			Number of Securities		Value of Unexercised
			Underlying Unexercised Options		In-the-Money Options at
			At December 31, 2005		December 31, 2005
	Shares Acquired	Value Realized
Name	on Exercise (#)	($) (1)	Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)
Robert C. Strauss	0	$0	524,500	215,407	$849,871	$533,500

Jeffrey F. Eisenberg	0	0	221,600	86,864	357,532	253,633

Eduardo G. Abrao, M.D.	0	0	76,666	70,865	111,397	211,856

Juan A. Mantelle	3,402	35,243	165,406	80,864	181,928	225,553

Diane M. Barrett	0	0	194,000	86,864	172,920	253,633

(1)	Value realized is the spread between the market value of Noven’s common stock on the date of exercise and the exercise price.
Employment and Severance Agreements
     On November 5, 2003, Noven entered into an amended and restated employment agreement with Robert C. Strauss as President and Chief Executive Officer that replaced Mr. Strauss’s former employment agreement. The initial term of his agreement expires on December 31, 2006 and will continue for consecutive one-year terms unless it is terminated by either party under certain conditions. Mr. Strauss’s initial base salary under this agreement is $522,500 per annum, subject to further increases and incentive compensation at the sole discretion of the Board. Once increased, the base salary may not be decreased. Under his agreement, Mr. Strauss receives a non-accountable auto allowance of $850 per month, up to $2,500 of annual financial and tax planning services and an annual physical examination. He is also entitled to participate in all incentive, savings and retirement plans, as well as welfare benefit plans that are available to executive officers of Noven. Further, upon termination “without cause” or for “good reason” (as defined in the agreement), including, termination after a “change of control” through (i) the acquisition of 30% or more of the then issued and outstanding shares of common stock of Noven by any person, entity or group (within the meaning of Section 13(d)(3) or 14(d) of the Securities Exchange Act of 1934), (ii) the reconstitution of the Board whereby the existing members cease to constitute at least a majority of the Board (other than a reconstitution approved by the incumbent Board), (iii) the approval of a reorganization or consolidation, where stockholders of Noven do not, immediately thereafter, own more than 51% of the combined voting power of the reorganized, merged or consolidated corporation, (iv) a liquidation or dissolution of Noven, or (v) a sale or distribution of all or substantially all the assets of Noven, Mr. Strauss would be entitled to a lump sum payment of up to 2.75 times his then “annual base salary” and “highest annual bonus” (as defined in the agreement). In the event that any payments made in connection with a change in control would be subjected to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, Noven will “gross-up” Mr. Strauss’s compensation for all federal, state and local income and excise taxes and any penalties and interest thereon.
Change of Control Agreements
     Noven has entered into change of control employment agreements with 11 of its officers, including the executive officers (other than Mr. Strauss) named in the Summary Compensation Table above. These agreements are intended to further the interests of Noven’s stockholders by providing for continuity of management in the event of a change in control of Noven. The agreements, which were executed in November 2005, become effective if a change in control occurs during the three-year period that commences on the execution of the agreement. The period may be renewed each year for an additional three years, at the option of Noven’s Board of Directors.
     The change of control agreements were amended in November 2005 to (i) expand the definition of termination for “cause,” (ii) modify the definition of “change of control,” and (iii) eliminate the payment of mandatory bonuses after the first year following a change of control. Under the change of control agreements, a change of control includes any of the following events: (i) the acquisition of 40% or more of Noven’s common stock by a person or group, (ii) a change in the majority of the Board (other than a change approved by the incumbent Board), (iii) approval by the stockholders of a reorganization, merger or consolidation, or (iv) approval by the stockholders of a liquidation or dissolution or sale of all or substantially all of the assets of Noven. Exceptions are provided for certain transactions, including those where the existing stockholders of Noven maintain effective control.
     Once the agreements become effective upon a change in control, they have a term of two years. Each agreement provides that a covered officer will have the position, responsibilities and authority at least commensurate with those held during the ninety days preceding the change in control. Each agreement also provides that the covered officer will be paid an annual base salary equal to the highest salary received during the 12 months preceding the change in control; will be entitled to an annual bonus on the first year after the change of control equal to the average annual bonus paid during the three years preceding the change in control; and will be entitled to continued participation in Noven’s benefit plans, fringe benefits, office support and staff, vacation, and expense reimbursement on the same basis as prior to the change in control, and in any case no less favorable than those provided by Noven to “peer executives” (as defined in the agreements).
     If, following a change in control, the officer is terminated for any reason other than death, disability or for cause, or if such officer terminates his employment agreement for “good reason” (as defined in the agreements), then the officer is entitled to a severance payment equal to two times the officer’s “annual base salary” and “highest annual bonus” (as defined in the agreements). The agreements also provide that the officer is entitled to continue to participate in Noven’s welfare benefit plans for the full two-year period.
     In the event that any payments made in connection with a change in control would be subjected to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, Noven will “gross-up” the officer’s compensation for all federal, state and local income and excise taxes and any penalties and interest thereon.
Compliance with Section 16(a) of the Securities Exchange Act of 1934
     Section 16(a) of the Securities Exchange Act of 1934 and the rules issued thereunder requires Noven’s executive officers and directors to file with the Securities and Exchange Commission reports of ownership and changes in ownership of Noven’s stock. Copies of these reports are furnished to Noven. Based solely on Noven’s review of the copies of such reports furnished to

Noven and representations from the persons subject to Section 16(a) with respect to Noven, we believe that during 2005 all of Noven’s executive officers and directors complied with the Section 16(a) requirements.
Stockholder Return Performance Graph
     The graph below shows the five-year cumulative total stockholder return assuming the investment of $100 on December 31, 2000 (and the reinvestment of dividends thereafter) in each of Noven common stock, the Russell 2000 Stock Index and Noven’s Peer Group (Value Line Drugs Index).
Comparison of Five-Year Cumulative Total Return
Noven Pharmaceuticals, Russell 2000 Index and Value Line Drugs Index
(Performance Results Through December 31, 2005)

	2000	2001	2002	2003	2004	2005
Noven Pharmaceuticals	$100.00	$47.49	$24.70	$40.70	$45.65	$40.48
Russell 2000 Index	100.00	101.03	79.23	115.18	134.75	139.23
Value Line Drugs Index	100.00	95.23	78.65	100.91	100.01	109.98

Source: Value Line, Inc.

Compensation Committee Report on Executive Compensation
The following Report of the Compensation Committee and the performance graph included immediately above do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by Noven under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Noven specifically incorporates this Report or the performance graphs by reference therein.
     There were changes in Noven’s executive compensation policies and programs in 2005. As a result of the developments described in more detail below, Noven’s Compensation Committee (the “Committee”) undertook a comprehensive review of Noven’s compensation policies and programs during 2005. As part of its review, the Committee engaged Pearl Meyer & Partners, an independent compensation consultant, to assist in this review and with the design and implementation of Noven’s executive compensation policies and programs. Pearl Meyer & Partners reported to the Committee and, consistent with the Committee’s policies, provided no services to Noven other than those for which it was engaged.
     The Committee believes that the changes this process produced will help Noven continue to secure and retain the services of high quality executives and align their interests with those of Noven’s stockholders, while addressing the continued evolution of executive compensation practices. Consistent with the Committee’s past practices, the Committee sought to maintain, to the greatest extent practicable, the simple and straightforward nature of Noven’s compensation philosophy.
Long-term Incentives
     Long-term equity incentive pay is one of the three main components of Noven’s compensation program. The other two components are base salary and performance-based annual incentives. While Noven’s compensation program can be broken down into components, the Committee considers total compensation as a whole when setting executive compensation. In setting Noven’s 2006 executive compensation, the Committee reviewed and considered executive performance, the salaries previously paid to each executive officer, the bonuses previously earned by each executive officer, the option grant history for each executive officer, the accumulated realized and unrealized option gains for each executive officer and a list of executive perquisites and the incremental cost of each to Noven.
     The Committee believes that long-term equity incentives focus Noven’s executives on continuing the success of Noven’s business. Equity incentives are generally awarded to executive officers at the time that they join Noven and annually thereafter. Historically, long-term incentive pay, in the form of stock option grants, represented a significant portion of the total compensation for Noven’s executive officers. The Committee believes that stock options effectively aligned employee incentives with stockholders’ because stock options were generally granted at the prevailing market price on the date of grant, and, thus, the employee would recognize value only if Noven’s stock price increased over time. The Committee also believes that stock options helped Noven retain key employees and keep them focused on creating longer-term stockholder value because those options typically could not be exercised for a period of time after grant. Although Noven continues to believe that equity incentive pay is an important component of its executive compensation program, recent developments in financial accounting caused the Committee and Noven to re-evaluate which form of equity incentive pay can most effectively serve the interests of Noven and its stockholders.
     A major change in the accounting rules governing stock options went into effect for many public companies, including Noven, on January 1, 2006. As a result, Noven will now recognize an expense associated with stock options as a non-cash charge on Noven’s Statements of Operations, which will have the effect of decreasing Noven’s reported net income.
     In anticipation of the change in accounting to stock option expensing, during 2005 the Committee reduced the total value of the annual stock options granted to employees in 2005 by approximately 64 percent compared to the 2004 stock option grant. This reduction was accomplished by granting stock options to fewer employees and by generally reducing the number and value of the individual stock option grants in 2005. As in prior years, the determination of individual stock option grants was made with reference to ranges established based on the competitive information described below, as well as the executive’s level of responsibility and past performance.
     The Committee recognizes that, to attract and retain a highly skilled workforce, Noven must remain competitive with the compensation offered by other employers who compete with Noven for talent. Accordingly, the Committee determined that employees no longer eligible to receive stock option grants should be compensated for this loss by being made eligible for an increased annual bonus opportunity.
     Starting in 2005, the Committee’s determination of equity incentive grants was based on a set value (using the Black-Scholes option valuation model) as opposed to a set number of shares of common stock underlying the stock option as had been the approach in previous years. The Committee believes that using the fair market value as the primary metric for equity awards will allow the Committee to more effectively monitor the compensation expense that Noven will recognize on its Statements of Operations, although it can be expected to cause year-to-year comparison of equity awards to fluctuate based on changes in the fair market value on the date of grants of the equity awards.
     In addition to these steps, the Committee also sought to minimize the impact of the new stock option accounting rules on previously awarded stock options to the extent consistent with Noven’s executive compensation philosophy and overall stockholder value. To this end, and as Noven disclosed during the year, the Committee accelerated the vesting of a total of approximately 1,148,000 stock options (of which approximately 102,000 stock options had exercise prices less than the market price of Noven’s common stock on the date of acceleration and for which Noven incurred an immaterial non-cash charge during 2005), including a total of approximately 455,000 options held by Noven’s executive officers. The acceleration of vesting served to eliminate the future compensation expense that Noven would otherwise have recognized in its Statements of Operations with respect to these accelerated options in future periods. In order to ensure that stock options held by Noven’s key employees retained meaningful retention and long-term incentive value, in determining the stock options that would be accelerated, the Committee considered, among other things, the non-accelerated stock options held by Noven’s key employees.

     Lastly, as part of its review of Noven’s long-term equity incentive pay and the impact of the new stock option accounting rules, the Committee decided, starting in 2006, to grant stock-settled stock appreciation rights (“stock-settled SARs”) in lieu of stock options. A stock-settled SAR entitles the holder to receive upon exercise shares of stock equal in value to the amount by which the underlying stock has appreciated since the right was granted. The Committee believes that stock-settled SARs will offer the same economic benefit and retention and incentive value to plan participants as stock options, and will provide considerable additional benefits to Noven, including reduced plan dilution and less drain on plan reserves. With the adoption of the new accounting rules referred to above, stock-settled SARs are accounted for in the same manner as stock options.
     In 2006, the Committee plans to continue its review of Noven’s long-term equity incentive policies and programs in order to continue to address the evolving dynamics of executive compensation and explore other means of more closely aligning long-term executive compensation with the creation of stockholder value.
Base Salary
     The Committee reviews compensation data for companies that compete with Noven for executive talent. These peer companies include primarily drug and healthcare companies and are chosen on the basis of sales and market capitalization. The Committee’s practice is to target cash compensation at approximately the 50th percentile of the peer companies. Adding in long-term incentive payments, the Committee’s practice is to target total compensation at approximately the 50th to 75th percentile of the peer companies.
     The Committee determines each executive officer’s base salary by considering the competitive information described above, the individual’s responsibility, the individual’s performance and the performance of the business. For executives other than the Chief Executive Officer, the Committee also considers the performance assessment and salary recommendations submitted by the Chief Executive Officer. The Committee does not apply formulas, assign factors or specific mathematical weights in making its salary determinations; instead, the Committee exercises judgment and discretion.
     For 2006, the Committee has approved the following base salaries (not including auto allowance) for the executive officers listed in the Summary Compensation Table on page 15: Robert C. Strauss $587,741; Jeffrey F. Eisenberg $302,703; Dr. Eduardo G. Abrao $274,006; Juan A. Mantelle $267,998; and Diane M. Barrett $260,000.
Annual Incentive Plan
     Noven’s annual incentive plan is intended to motivate executives by recognizing and rewarding performance. The Committee believes that performance-based annual incentives, in the form of cash bonuses, should represent a significant component of Noven’s executive compensation program.

     The Committee in 2005 adopted an annual incentive plan that was similar to the plans used in previous years. The company-based targets for the 2005 plan were based on the level of revenues and pre-tax income achieved relative to the board-approved budget. Given the difficulty in forecasting FDA marketing approval for new products and related matters, the 2005 revenue and pre-tax income targets excluded the financial impact of Noven’s generic fentanyl patch. As was discussed in this report last year, the Committee instead adopted an additional bonus pool in 2005 equal to five percent of the pre-tax income related to Noven’s fentanyl patch. There were, however, no payments to employees or executive officers under the additional bonus pool as a result of the FDA’s decision in September 2005 to cease its review of Noven’s generic fentanyl patch.
     All employees of Noven were eligible to participate in the 2005 annual incentive plan. The Committee fixed percentages of base salary as target incentive bonus awards for the executives. The 2005 target bonus was set at 60% of base salary for the Chief Executive Officer and at 45% of base salary for each of the other executive officers. The plan provided that, in determining the Chief Executive Officer’s bonus, the sole measure was company performance (i.e., revenue and pre-tax income targets excluding the financial impact of Noven’s fentanyl patch).
     Due in large part to the financial performance of our base hormone therapy business and our Novogyne joint venture, Noven significantly exceeded the 2005 revenue and pre-tax income goals (which excluded the financial impact of Noven’s fentanyl patch). However, based on its review of Noven’s overall performance during 2005, including the FDA’s decision not to approve Noven’s generic fentanyl patch, the Committee exercised its discretion under the annual incentive plan and reduced the bonus amount that otherwise would have been paid pursuant to the plan by approximately 34 percent. The amounts paid to Noven’s executive officers under the 2005 annual incentive plan are listed in the Summary Compensation Table on page 15.
     For 2006, the total target bonus percentages for individual executive officers are unchanged from the 2005 levels. However, the Committee has adopted two plans for 2006. One plan is a formula-based plan that follows the structure of the 2005 plan with new targets set for revenues and pre-tax income achieved in 2006 relative to the board-approved budget, excluding the financial impact of Noven’s methylphenidate patch. Seventy-five percent of an individual’s target bonus has been allocated to this formula-based plan. The second plan is a non-formula plan that is based on Noven’s performance in 2006 with respect to its methylphenidate patch, as determined in the sole discretion of the Committee, including a consideration of the outcome of efforts to obtain marketing approval and to support the commercial launch of the product (if any). Twenty-five percent of an individual’s target bonus has been allocated to this plan. All Noven employees are eligible to participate in the 2006 annual incentive plans.
Chief Executive Officer Compensation
     Mr. Strauss has been Noven’s Chief Executive Officer since December 1997, and is subject to an employment agreement. See “Employment and Severance Agreements” above for a description of Mr. Strauss’s employment agreement. In setting the base salary of Mr. Strauss, the Committee evaluates the terms of Mr. Strauss’s contract as well as the same factors that it considers in establishing the salary levels of the executive officers generally, including competitive information. In addition, consistent with Noven’s annual process, in 2005 all of Noven’s independent directors met separately in executive session to consider the performance of Mr. Strauss as Noven’s most senior officer. As noted above, he will receive a base salary in 2006 equal to $587,741 (not including an auto allowance of $10,200), which represents a 4% increase over his 2005 base salary, which was consistent with increases given to other executives. The Committee initially considered the 2006 salary increase for Mr. Strauss and the other executive officers at a Committee meeting in November 2005. The Committee, however, postponed a decision on the salary increase until after the December 2, 2005 FDA advisory committee meeting relating to Noven’s pending new drug application for its methylphenidate patch. On December 8, 2005, the Committee approved the 2006 salary increase for Mr. Strauss and the executive officers following the successful outcome of that meeting. While the Committee and the full Board were disappointed by the FDA’s decision not to approve Noven’s application to market a generic fentanyl patch, the Committee determined that the 2006 salary increase was appropriate based upon the important role Mr. Strauss had in achieving Noven’s overall corporate goals and Noven’s overall performance in 2005, including (i) the completion of additional clinical studies for the methylphenidate patch and the resubmission of the amended new drug application for this product; (ii) the scale-up of Noven’s facilities in preparation for production of the methylphenidate patch; (iii) the advisory committee’s vote in favor of the efficacy and safety of the methylphenidate patch; and (iv) the performance of Noven’s base hormone therapy business and its lead product, Vivelle-Dot™, which recorded net sales of over $100 million at the Novogyne level in 2005 and total prescription growth of 11% for the year (compared to a 9% decrease for the estrogen segment of the U.S. hormone therapy market).
     In awarding stock options to Mr. Strauss, the Committee sets guidelines based on the competitive compensation data described above, and then considers overall corporate performance and Mr. Strauss’s role in attaining those results. As noted above, the primary metric for determining option grants starting in 2005 was the Black-Scholes option valuation model. For 2005, the Black-Scholes model value of Mr. Strauss’s option was set at $870,000, which translated into the grant of options to purchase a total of 107,407 shares of Noven common stock in 2005. The exercise price of such options was $13.68. In accordance with the bonus plan described above, Mr. Strauss received a $420,807 bonus for 2005.
     Based on its review, the Committee has determined that the compensation of the Chief Executive Officer and other executive officers is appropriate.
Internal Revenue Code Limits on Deductibility of Compensation
     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation’s chief executive officer and four other most highly compensated executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met.
     The Committee believes that it is generally in Noven’s best interest to attempt to structure performance-based compensation, including stock option grants or performance-based restricted stock or restricted stock unit awards and annual bonuses, to executive officers who may be subject to

Section 162(m) in a manner that satisfies the statute’s requirements. However, the Committee recognizes the need to retain flexibility to make compensation decisions that may not meet Section 162(m) standards when necessary to enable the Company to meet its overall objectives, even if the Company may not deduct all of the compensation. Accordingly, the Committee may approve compensation arrangements for certain officers that are not fully deductible. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding Noven’s efforts, that compensation intended by the Committee to satisfy the requirements for deductibility under Section 162(m) does in fact do so. Noven’s executive compensation in 2005 was generally deductible under Section 162(m), with the exception that compensation paid to Noven’s Chief Executive Officer in 2005 exceeded the deduction limit of Section 162(m) by approximately $24,000, which resulted in lost tax deductions of approximately $8,500 to Noven in 2005.
Compensation Committee
John G. Clarkson, M.D., Chairperson
Pedro P. Granadillo
Robert G. Savage
PROPOSAL 2 — RATIFICATION AND APPROVAL OF APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP as Noven’s independent registered public accounting firm to audit Noven’s financial statements for the 2006 calendar year and will offer a resolution at the annual meeting to ratify the appointment. Deloitte & Touche LLP has served as Noven’s independent accountants since 1991 and during the year ended December 31, 2005 provided audit and audit-related services. Noven has been advised that a representative of Deloitte & Touche LLP will be present at the annual meeting and will have an opportunity to make a statement and to respond to appropriate questions raised.
Fees of Deloitte & Touche LLP
     The following table presents professional fees for audit services rendered by Deloitte & Touche LLP for the audit of Noven’s annual financial statements and quarterly reviews for the years ended December 31, 2005 and December 31, 2004, and fees billed for other services rendered by Deloitte & Touche LLP during those periods.

	2005	2004
Audit Fees (1)	$676,000	$681,000
Audit Related Fees (2)	$69,000	$30,000
Tax Fees (3)	$0	$20,000
All Other Fees	—	—

Total	$745,000	$731,000

(1)	Audit fees consisted of audit work performed in the preparation of financial statements, as well as work generally only the independent auditor can reasonably be expected to provide. In 2005 and 2004, fees for services related to Section 404(c) of the Sarbanes-Oxley Act were $355,000 and $447,000, respectively.

(2)	Audit-related fees consisted principally of 401(k) plan audit and consulting on financial accounting/reporting standards for transactions and related matters.

(3)	Tax fees consisted principally of work performed with respect to state tax matters and planning therefore.
     The Audit Committee has adopted a formal policy on auditor independence requiring the pre-approval by the Audit Committee of all audit and non-audit services from Noven’s independent registered public accounting firm. In determining whether to pre-approve any services from Noven’s independent registered public accounting firm, the Audit Committee assesses, among other things, the impact of that service on the independent registered public accounting firm.
     The Board recommends a vote FOR ratification and approval of the selection of Deloitte & Touche LLP as Noven’s independent registered public accounting firm for 2006. If the appointment is not ratified, the Audit Committee will select other independent accountants.
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the Report of the Audit Committee below shall not be incorporated by reference into any such filings. This report shall also not be deemed to be “soliciting material,” or to have been “filed” with the Securities and Exchange Commission or subject to Regulation 14A under the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 thereof.
     The Audit Committee of the Board of Directors is responsible for, among other things, monitoring:
•	the integrity of Noven’s financial statements;

•	its system of internal control over financial reporting; and

•	the independence, qualifications and performance of Noven’s registered public accounting firm.
     The Audit Committee is composed of three non-employee directors and operates under a written charter adopted and approved by the Board of Directors. The Board of Directors, in its business judgment, has determined that each Audit Committee member is “independent” as such term is defined by the applicable listing standards of the Nasdaq Stock Market and under Section 10A(m)(3) of the Securities Exchange Act of 1934. Noven has identified Donald A. Denkhaus as an “audit committee financial expert” as that term is defined in applicable regulations of the Securities and Exchange Commission. The Audit Committee has sole authority to retain, oversee, and terminate Noven’s registered public accounting firm, to approve fees and other terms of the engagement, and to approve any permitted non-audit services with Noven’s independent registered public accounting firm.

     Noven’s management is responsible for the preparation, presentation and integrity of Noven’s financial statements, Noven’s accounting and financial reporting process, including the system of internal control over financial reporting, and procedures to assure compliance with applicable accounting standards and applicable laws and regulations and for the report on Noven’s internal control over financial reporting. Noven’s independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America and for expressing an opinion on management’s assessment of the effectiveness of Noven’s internal control over financial reporting and expressing an opinion on the effectiveness of Noven’s internal control over financial reporting. Our responsibility is to independently monitor and review these processes and to review and discuss management’s report on Noven’s internal control over financial reporting. We are not, however, professionals engaged in the practice of accounting or auditing, including, without limitation, with respect to auditor independence. We must rely, without independent verification, on the information provided to us and on the representations made by management and Noven’s registered public accounting firm. Accordingly, although we consult with and discuss these matters and our questions and concerns with management and Noven’s registered public accounting firm, our oversight cannot provide an independent basis to assure that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures consistent with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions cannot assure that the audit of Noven’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB), that the financial statements are presented in accordance with accounting principles generally accepted in the United States or that Noven’s auditors are in fact “independent.”
     In this context, we held eight meetings during the year ended December 31, 2005. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, and Noven’s independent registered public accounting firm, Deloitte & Touche LLP. We discussed with Deloitte & Touche LLP, with and without management present, the results of their examinations and their evaluations of Noven’s financial statements and internal control over financial reporting.
     We reviewed and discussed Noven’s progress on complying with Section 404 of the Sarbanes-Oxley Act of 2002, including PCAOB Auditing Standard No. 2 regarding the audit of internal control over financial reporting. We also met with Ernst & Young LLP, an accounting firm retained by Noven to assist management in its compliance with Section 404.
     We have reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2005 with management and Deloitte & Touche LLP.
     We also discussed with Deloitte & Touche LLP matters required to be discussed with audit committees under standards of the PCAOB, including, among other things, matters related to the conduct of the audit of Noven’s financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees) by SAS’s 89 and 90, Rule 2-07 of Regulation S-X and PCAOB Auditing Standard No. 2. Our discussions also included a discussion of the background and experience of the Deloitte & Touche

LLP audit team assigned to Noven and the quality control procedures established by Deloitte & Touche LLP.
     Deloitte & Touche LLP also provided to us the written communications and disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and represented that it is independent from Noven. We received regular updates on the amount of fees and scope of audit and audit-related services provided by Deloitte & Touche LLP.
     Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee Charter, we recommended to the Board of Directors that Noven’s audited financial statements for the year ended December 31, 2005 be included in Noven’s Annual Report on Form 10-K. We have also selected Deloitte & Touche LLP as Noven’s independent registered public accounting firm for the year ending December 31, 2006 and are presenting the selection to the stockholders for ratification.
Audit Committee:
Donald A. Denkhaus, Chairperson
Sidney Braginsky
Pedro P. Granadillo
DELIVERY OF VOTING MATERIALS
     To reduce the expenses of delivering duplicate voting materials to our stockholders who may have more than one Noven stock account, we are taking advantage of “householding” rules that permit us to deliver only one set of the Proxy Statement and the 2005 Annual Report to stockholders who share an address unless otherwise requested. If you share an address with another stockholder and have received only one set of voting materials, you may write or call us to request a separate copy of these materials at no cost to you. For future annual meetings, you may request separate voting materials, or request that we send only one set of voting materials to you if you are receiving multiple copies, by calling us at: (305) 253-5099 or by writing us at: Noven Pharmaceuticals, Inc., 11960 S.W. 144th Street, Miami, Florida 33186, Attn: Corporate Secretary.

ADDITIONAL QUESTIONS AND INFORMATION REGARDING
THE ANNUAL MEETING AND STOCKHOLDER PROPOSALS

Q:	What happens if additional proposals are presented at the meeting?

A:
Other than the two proposals described in this Proxy Statement, we do not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of Noven’s nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

Q:	What class of shares is entitled to be voted?

A:
Each share of Noven’s common stock outstanding as of the close of business on March 27, 2006, the Record Date, is entitled to one vote at the annual meeting. On the Record Date, we had approximately 23,678,111 shares of common stock issued and outstanding.

Q:	What is the quorum requirement for the meeting?

A:
The quorum requirement for holding the meeting and transacting business is a majority of the outstanding shares entitled to be voted. The shares may be present in person or represented by proxy at the meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares.

Q:	Who will bear the cost of soliciting votes for the meeting?

A:
Noven will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. However, if you choose to vote over the Internet you will bear the expenses for your Internet access. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by Noven’s directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

Q:	May I propose actions for consideration at next year’s annual meeting of stockholders or nominate individuals to serve as directors?

A:	Yes, you may submit proposals for consideration at future stockholder meetings, including director nominations.

Stockholder Proposals for Presentation at Meeting: Our By-laws govern the submission of nominations for director or other business proposals that a stockholder wishes to have considered at a meeting of stockholders, but which are not included in Noven’s Proxy Statement for that meeting. Under our By-laws, nominations for director or other business proposals to be addressed at our next annual meeting may be made by a stockholder entitled to vote who has delivered a notice to the Corporate Secretary of Noven no later than the close of business on February 18, 2007 and not earlier than December 21, 2006, which dates are based on the mailing of this Proxy Statement on April 19, 2006. The notice must contain the information required by the By-laws.

These advance notice provisions are in addition to, and separate from, the requirements that a stockholder must meet in order to have a proposal included in the Proxy Statement under the rules of the Securities and Exchange Commission.

A proxy granted by a stockholder will give discretionary authority to vote on any matters introduced pursuant to the above advance notice By-law provisions, subject to applicable rules of the Securities and Exchange Commission.

Stockholder Proposals for Inclusion in Proxy: In order for a stockholder proposal to be considered for inclusion in Noven’s Proxy Statement for next year’s annual meeting, the written proposal must be received by Noven’s

Corporate Secretary no later than December 21, 2006. Such proposals also will need to comply with Securities and Exchange Commission regulations regarding the inclusion of stockholder proposals in company sponsored proxy materials.

Copy of By-law Provisions: You may contact Noven’s Corporate Secretary at Noven’s headquarters for a copy of the relevant By-law provisions regarding the requirements for making stockholder proposals and nominating director candidates.

By Order of the Board of Directors

JEFF MIHM Vice President, General Counsel & Corporate Secretary

April 10, 2006

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NOVEN PHARMACEUTICALS, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 23, 2006
This Proxy is solicited on behalf of the Board of Directors of Noven Pharmaceuticals, Inc.
      The signer(s) hereby appoint(s) Robert C. Strauss, Diane M. Barrett and Jeff Mihm, or any one of them, with power of substitution in each, proxies to vote all Common Stock of the signer(s) in Noven Pharmaceuticals, Inc. at the Annual Meeting of Stockholders, to be held May 23, 2006, and at all adjournments thereof, as specified on the matters indicated hereon, and in their discretion on any other business that may properly come before such Meeting.
The shares represented by this Proxy will be voted as directed by the Stockholder(s) on the reverse side hereof. If this Proxy is signed and returned but no direction is indicated, this Proxy will be voted FOR the election of each of the nominees named above and FOR Item 2 as set forth in the Proxy Statement dated April 10, 2006.
(Continued and to be signed on the reverse side)

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14475  ■

ANNUAL MEETING OF STOCKHOLDERS OF
NOVEN PHARMACEUTICALS, INC.
May 23, 2006
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
ê Please detach along perforated line and mail in the envelope provided. ê

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES AND “FOR” ITEM 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE	☒

							FOR	AGAINST	ABSTAIN
1.	ELECTION OF DIRECTORS To elect seven directors for a term of one year as indicated below:				2.	PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2006.	☐	☐	☐
☐		NOMINEES:
	FOR ALL NOMINEES	¡	Sidney Braginsky
		¡	John G. Clarkson, M.D.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ ¡	Donald A. Denkhaus Pedro P. Granadillo
The shares represented by this Proxy will be voted as directed by the Stockholder(s) on the reverse side hereof. If this Proxy is signed and returned but no direction is indicated, this Proxy will be voted FOR the election of each of the nominees named above and FOR Item 2 as set forth in the Proxy Statement dated April 10, 2006.

		¡	Robert G. Savage
☐	FOR ALL EXCEPT (See instructions below)	¡	Robert C. Strauss
		¡	Wayne P. Yetter
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY. DO NOT FOLD, STAPLE OR MUTILATE.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

■	Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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